Exhibit 10.2

NOTE PURCHASE AGREEMENT

VALENS U.S. SPV I, LLC

and

BIOVEST INTERNATIONAL, INC.

Dated: December 10, 2007

i

ii

LIST OF EXHIBITS

Form of Secured Promissory Note	Exhibit A
Form of Escrow Agreement	Exhibit B

LIST OF SCHEDULES

Subsidiary	Schedule 4.2
Capital Stock of Company and Subsidiary	Schedule 4.3
Agreements	Schedule 4.6
Obligations to Related Parties	Schedule 4.7
Title; liens	Schedule 4.9
Litigation	Schedule 4.12
Tax Returns and Payments	Schedule 4.13
Employees	Schedule 4.14
Registration Rights; Voting Rights	Schedule 4.15
Environmental and Safety Laws	Schedule 4.17
SEC Reports	Schedule 4.21
Indebtedness	Schedule 6.11(I)(e)
Broker’s Fees	Schedule 11.12

iii

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 10, 2007, by and between BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Company”), and VALENS U.S. SPV I, LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale to the Purchaser of a Secured Promissory Note in the aggregate principal amount of Four Million Nine Hundred Thousand and 00/100 Dollars ($4,900,000) in the form of Exhibit A hereto (as amended, modified and/or supplemented from time to time, the “Note”);

WHEREAS, the Purchaser desires to purchase the Note on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Note to the Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the Note. The sale of the Note on the Closing Date shall be known as the “Offering.” The Note will mature on the Maturity Date (as defined in the Note). The Note is sometimes referred to herein as the “Securities.”

2. Fees. On the Closing Date, the Company shall pay (i) to Valens Capital Management, LLC, the investment manager of the Purchaser (“VCM”), a non-refundable payment in an amount equal to $73,500, plus reasonable expenses (including legal fees and expenses) incurred in connection with the entering into of this Agreement and the Related Agreements and expenses incurred in connection with each of VCM and/or Purchaser’s due diligence review of the Company and all other related matters; (ii) to the Purchaser, a non-refundable payment in an amount equal to $49,000 and (iii) to the Purchaser, an advance prepayment discount deposit equal to $49,000. Each of the foregoing payments in clauses (i) and (ii) above shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason except as otherwise provided in the Note. The payments set forth in clause (i) (net of any deposits previously paid by the Company) and clause (ii) and (iii) above, shall be paid at closing out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the “Disbursement Letter”).

3. Closing, Delivery and Payment.

3.1 Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”), shall take place on the date hereof, at such time or place as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2 Delivery. Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, the Note and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer and disbursed in accordance with the terms set forth in the Note. The Company hereby acknowledges and agrees that Purchaser’s obligation to purchase the Note from the Company on the Closing Date shall be contingent upon the satisfaction (or waiver by the Purchaser in its sole discretion) of the items and matters set forth in the closing checklist provided by the Purchaser to the Company on or prior to the Closing Date.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows

4.1 Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Note, (iii) the Guaranty dated as of the date hereof made by the Company’s Subsidiaries (as defined in Section 4.2) in favor of the Purchaser, Valens U.S. SPV I, LLC (“Valens US” together with the Purchaser, the “Valens Purchasers”) and LV Administrative Services, Inc, as agent for the Valens Purchasers (the “Agent”) (as amended, modified and/or supplemented from time to time, the “Affiliate Guaranty”), (iv) the Limited Guaranty dated as of the date hereof made by Frank E. O’Donnell, Jr. MD (“O’Donnell”) in favor of the Agent and the Valens Purchasers (as amended, modified and/or supplemented from time to time, the “O’Donnell Guaranty”, and together with the Affiliate Guaranty, the “Guaranties” and each a “Guaranty”), (v) the Master Security Agreement dated as of the date hereof among the Company, its Subsidiaries and the Agent (as amended, modified and/or supplemented from time to time, the “Master Security Agreement”), (vi) the Intellectual Property Security Agreement dated as of the date hereof between the Company and the Agent (as amended, modified and/or supplemented from time to time, the “Company IP Security Agreement”), (vii) the Intellectual Property Security Agreement dated as of the date hereof between O’Donnell and the Agent (as amended, modified and/or supplemented from time to time, the “O’Donnell IP Security Agreement”, and together with the Company IP Security Agreement, the “IP Security Agreements” and each an “IP Security Agreement”), (viii) the Stock Pledge Agreement dated as of the date hereof between the Company and the Agent (as amended, modified and/or supplemented from time to time, the “Pledge Agreement”, and collectively with the Master Security Agreement, the IP Security Agreements and each other security agreement, mortgage, pledge and other similar agreements which are executed by the Company or any of its Subsidiaries in favor of the Agent and/or the

Purchaser, collectively, the “Security Documents”), (ix) the Restricted Account Agreement dated as of the date hereof among the Company, the Agent and North Fork Bank (as amended, modified and/or supplemented from time to time, the “Restricted Account Agreement”), (x) the Restricted Account Side Letter dated as of the date hereof between the Company and the Agent (as amended, modified and/or supplemented from time to time, the “Restricted Account Side Letter”), (xi) the Royalty Agreement dated as of the date hereof between the Company and the Purchaser (as amended, modified and/or supplemented from time to time, the “Royalty Agreement”), (xii) the side letter agreement dated the date hereof by and between the Company, the Valens Purchasers, Laurus Master Fund, Ltd. (“Laurus”) and Valens Offshore SPV I, Ltd. (“Valens Offshore”) (as amended, modified and/or supplemented from time to time, the “Side Letter Agreement”) pursuant to which the Company agrees to prepay certain principal and interest amounts with respect to the indebtedness owing by the Company to the Valens Purchasers, Laurus and Valens Offshore, (xiii) the Funds Escrow Agreement dated as of the date hereof among the Company, the Purchaser and the escrow agent referred to therein, substantially in the form of Exhibit B hereto (as amended, modified and/or supplemented from time to time, the “Escrow Agreement”), and (xiv) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (xiv), collectively, the “Related Agreements”); (2) issue and sell the Note; and (3) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and its Subsidiaries, taken individually and as a whole (a “Material Adverse Effect”).

4.2 Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, (x) a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time and (y) a “Credit Party” means, the Company and each direct or indirect Subsidiary of the Company to the extent party to any Security Document required by the Purchaser to grant to the Purchaser a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations (as defined in each Security Document).

4.3 Capitalization; Voting Rights.

(a) The authorized capital stock of the Company, as of the date hereof consists of 350,000,000 shares, of which 300,000,000 are shares of Common Stock, par value $0.01 per share, 80,390,663 shares of which are issued and outstanding, and 50,000,000 are shares of preferred stock, par value $0.01 per share of which no shares of preferred stock are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of the Company is set forth on Schedule 4.3.

(b) Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under the Company’s stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of the Note, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c) All issued and outstanding shares of the Company’s Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company’s Certificate of Incorporation (the “Charter”). When issued in compliance with the provisions of this Agreement and the Company’s Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.4 Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including their respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such person or entity in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Note is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.5 Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any of the Company’s filings under the Securities Exchange Act of 1934 (“Exchange Act”) made prior to the date of this Agreement (collectively, the “Exchange Act Filings”), copies of which have been provided to the Purchaser.

4.6 Agreements; Action. Except (i) as set forth on Schedule 4.6, or (ii) as disclosed in any Exchange Act Filings:

(a) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its Subsidiaries in excess of $50,000 (other than obligations of, or payments to, the Company or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its Subsidiaries (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company’s or any of its Subsidiaries products or services; or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights.

(b) Since June 30, 2007 (the “Balance Sheet Date”), neither the Company nor any of its Subsidiaries has, except in the ordinary course of business: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person or entity not in excess, individually or in the aggregate, of $100,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any Subsidiary of the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(d) The Company maintains disclosure controls and procedures (“Disclosure Controls”) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission (“SEC”).

(e) The Company makes and keep books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets. The Company maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, the Company’s principal executive and principal financial officers, and effected by the Company’s board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”) as implemented by the SEC for reporting companies, including that:

(i) transactions are executed in accordance with management’s general or specific authorization;

(ii) unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements are prevented or timely detected;

(iii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and board of directors;

(iv) transactions are recorded as necessary to maintain accountability for assets; and

(v) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(f) There is no weakness in any of the Company’s Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings, except as so disclosed.

4.7 Obligations to Related Parties. Except as set forth on Schedule 4.7, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than:

(a) for payment of salary for services rendered and for bonus payments;

(b) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries;

(c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company and each Subsidiary of the Company, as applicable); and

(d) obligations listed in the Company’s and each of its Subsidiary’s financial statements or disclosed in any of the Company’s Exchange Act Filings.

Except as described above or set forth on Schedule 4.7, none of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any of its Subsidiaries or any members of their immediate families, are indebted to the Company or any of its Subsidiaries, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation which competes with the Company or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company or any of its Subsidiaries. Except as described above, no officer, director or stockholder of the Company or any of its Subsidiaries, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between the Company or any of its Subsidiaries and any such person. Except as set forth on Schedule 4.7, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity.

4.8 Changes. Since the Balance Sheet Date, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Related Agreements, there has not been:

(a) except for additional loan disbursements by Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Parent”), to the Company under those certain demand notes issued by the Company to the Parent (the “Parent Disbursements”), any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or any of its Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(c) except for the Parent Disbursements, any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(f) any direct or indirect loans made by the Company or any of its Subsidiaries to any stockholder, employee, officer or director of the Company or any of its Subsidiaries, other than advances made in the ordinary course of business;

(g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its Subsidiaries;

(h) any declaration or payment of any dividend or other distribution of the assets of the Company or any of its Subsidiaries;

(i) any labor organization activity related to the Company or any of its Subsidiaries;

(j) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except for (i) the Parent Disbursements, and (ii) those immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or any of its Subsidiaries;

(l) any change in any material agreement to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (m) above.

4.9 Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 4.9, each of the Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

(a) those resulting from taxes which have not yet become delinquent;

(b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries, so long as in each such case, such liens and encumbrances have no effect on the lien priority of the Purchaser in such property; and

(c) those that have otherwise arisen in the ordinary course of business, so long as they have no effect on the lien priority of the Purchaser therein.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9, the Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

4.10 Intellectual Property.

(a) Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and, to the Company’s knowledge, as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b) Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

(c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or any of its Subsidiaries.

4.11 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities, if any, by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

4.12 Litigation. Except as set forth on Schedule 4.12 hereto, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate.

4.13 Tax Returns and Payments. Each of the Company and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 4.13, neither the Company nor any of its Subsidiaries has been advised:

(a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(b) of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

4.14 Employees. Except as set forth on Schedule 4.14, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company’s knowledge, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries because of the nature of the business to be conducted by the Company or any of its Subsidiaries; and to the Company’s knowledge the continued employment by the Company and its Subsidiaries of their present employees, and the performance of the Company’s and its Subsidiaries’ contracts with its independent contractors, will not result in any such violation. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company or any of its Subsidiaries, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company or any of its Subsidiaries. Except as set forth on Schedule 4.14, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

4.15 Registration Rights and Voting Rights. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company’s or its Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Company’s knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

4.16 Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any provision of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the Principal Market (as hereafter defined) promulgated thereunder or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.17 Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or any of its Subsidiaries or, to the

Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries. For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

(a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

(b) any petroleum products or nuclear materials.

4.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.19 Full Disclosure. Each of the Company and each of its Subsidiaries has provided the Purchaser with all publicly available information requested by the Purchaser in connection with its decision to purchase the Note, including all information the Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or any of its Subsidiaries to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company or any of its Subsidiaries were based on the Company’s and its Subsidiaries’ experience in the industry and on assumptions of fact and opinion as to future events which the Company or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

4.20 Insurance. Each of the Company and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and its Subsidiaries in the same or similar business.

4.21 SEC Reports. Except as set forth on Schedule 4.21, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Company has furnished the Purchaser copies of: (i) its Annual Reports on Form 10-KSB for its fiscal year ended September 30, 2006; and (ii) its Quarterly Reports on Form 10-QSB for its fiscal quarters ended December 31, 2006, March 31, 2007 and June 30, 2007, and the Form 8-K filings which it has made during the fiscal year 2007 to date (collectively, the “SEC Reports”). Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.22 Listing. The Company’s Common Stock is listed or quoted, as applicable, on a Principal Market (as hereafter defined) and satisfies and at all times hereafter will satisfy, all requirements for the continuation of such listing or quotation, as applicable. The Company has not received any notice that its Common Stock will be delisted from, or no longer quoted on, as applicable, the Principal Market or that its Common Stock does not meet all requirements for such listing or quotation, as applicable. For purposes hereof, the term “Principal Market” means the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, NASDAQ National Markets System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

4.23 No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

4.24 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

4.25 Patriot Act. The Company certifies that, to the best of Company’s knowledge, neither the Company nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and covenants that: (i) none of the cash or property that the Company or any of its Subsidiaries will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchaser, to the extent that they are within the Company’s and/or its Subsidiaries’ control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchaser if any of these representations, warranties or covenants ceases to be true and accurate regarding the Company or any of its Subsidiaries. The Company shall provide the Purchaser all additional information regarding the Company or any of its Subsidiaries that the

Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser’s investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

4.26 ERISA. Based upon the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations and published interpretations thereunder: (i) neither the Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)); (ii) each of the Company and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither the Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither the Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Company’s or such Subsidiary’s employees; and (v) neither the Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1 Incorporation; No Shorting. The Purchaser is a limited liability company validly existing and in good standing under the laws of the State of Delaware. The Purchaser or any of its affiliates and investment partners has not, will not and will not cause any person or entity, to directly engage in “short sales” of the Company’s Common Stock as long as the Note shall be outstanding.

5.2 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

5.3 Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement, including, without limitation, that the Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note to be purchased by it under this Agreement. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company’s and its Subsidiaries’ business, management and financial affairs and the terms and conditions of the Offering, the Note and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

5.4 The Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

5.5 Acquisition for Own Account. The Purchaser is acquiring the Note for the Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.6 The Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

5.7 Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

6. Covenants of the Company. The Company covenants and agrees with the Purchaser as follows:

6.1 Listing. The Company shall maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and shall comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.

6.2 Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

6.3 Reporting Requirements. The Company will deliver, or cause to be delivered, to the Purchaser each of the following, which shall be in form and detail acceptable to the Purchaser:

(a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, each of the Company’s and each of its Subsidiaries’ audited financial statements with a report of independent certified public accountants of recognized standing selected by the Company (the “Accountants”), which annual financial statements shall be without qualification and shall include each of the Company’s and each of its Subsidiaries’ balance sheet as at the end of such fiscal year and the related statements of each of the Company’s and each of its Subsidiaries’ income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include the Company, each Subsidiary of the Company and each of their respective affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) and, if so, stating in reasonable detail the facts with respect thereto;

(b) As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of the Company, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Company and each of its Subsidiaries as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis to include all the Company, each Subsidiary of the Company and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(c) As soon as available and in any event within fifteen (15) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income,

retained earnings and cash flows of each of the Company and its Subsidiaries as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Company, each Subsidiary of the Company and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(d) The Company shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. Promptly after (i) the filing thereof, copies of the Company’s most recent registration statements and annual, quarterly, monthly or other regular reports which the Company files with the SEC, and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as the Company shall send to its stockholders; and

(e) The Company shall deliver, or cause the applicable Subsidiary of the Company to deliver, such other information as the Purchaser shall reasonably request.

6.4 Use of Funds. The Company shall use the proceeds of the sale of the Note solely (a) to prepay certain indebtedness of the Company pursuant to the Side Letter Agreement and (b) for general working capital purposes.

6.5 Access to Facilities. Each of the Company and each of its Subsidiaries will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Company or any Subsidiary (provided that no such prior notice shall be required to be given and no such representative of the Company or any Subsidiary shall be required to accompany the Purchaser in the event the Purchaser believes such access is necessary to preserve or protect the Collateral (as defined in each Security Document) or following the occurrence and during the continuance of an Event of Default (as defined in the Note)), to:

(a) visit and inspect any of the properties of the Company or any of its Subsidiaries;

(b) examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(c) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its Subsidiaries.

Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries will provide any material, non-public information to the Purchaser unless the Purchaser signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

6.6 Taxes. Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the lien priority of the Purchaser in any property of the Company or any of its Subsidiaries and (iii) if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

6.7 Insurance. Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries; and the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms. The Company, and each of its Subsidiaries, will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for their respective obligations hereunder and under the Related Agreements. At the Company’s and each of its Subsidiaries’ joint and several cost and expense in amounts and with carriers reasonably acceptable to the Purchaser, each of the Company and each of its Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company’s or the respective Subsidiary’s including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company’s or the respective Subsidiary’s insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company or any of its Subsidiaries either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the

Company or the respective Subsidiary is engaged in business; and (v) furnish the Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Company’s workers’ compensation policy, endorsements to such policies naming the Purchaser as “co-insured” or “additional insured” and appropriate loss payable endorsements in form and substance satisfactory to the Purchaser, naming the Purchaser as loss payee, and (z) evidence that as to the Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any Subsidiary and the insurer will provide the Purchaser with at least thirty (30) days notice prior to cancellation. The Company and each Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Company and/or the Subsidiary and the Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then the Company and/or such Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise “Collateral” secured by the Purchaser’s security interest pursuant to any Security Document, with any surplus funds to be applied toward payment of the obligations of the Company to the Purchaser. In the event that the Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by the Purchaser upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all Company obligations to the Purchaser) shall be paid by the Purchaser to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to the Purchaser, on demand.

6.8 Intellectual Property. Each of the Company and each of its Subsidiaries shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

6.9 Properties. Each of the Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.10 Confidentiality. The Company will not, and will not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Company may disclose the Purchaser’s identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

6.11 Required Approvals. (I) The Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to:

(a) (i) directly or indirectly declare or pay any dividends, other than dividends paid to the Company or any other Credit Party, (ii) issue any preferred stock that is manditorily redeemable prior to the earlier to occur of (x) the six month anniversary of the Maturity Date (as defined in the Note) and (y) the date upon which all Obligations (as defined in each Security Document) of the Company and its Subsidiaries arising under this Agreement and/or the Related Agreements shall have been indefeasibly satisfied in full or (iii) redeem any of its preferred stock or other equity interests;

(b) liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company or any of its Subsidiaries dissolve, liquidate or merge with any other person or entity (unless, in the case of such a merger, the Company or, in the case of merger not involving the Company, such other Credit Party or, if no Credit Party is involved, such Subsidiary, as applicable, is the surviving entity);

(c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company’s or any of its Subsidiaries, right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

(d) materially alter or change the nature of the business of the Company and its Subsidiaries taken as a whole away from the biotechnology industry as reasonably determined by the Purchaser; or

(e) (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of five percent (5%) of the fair market value of the Company’s and its Subsidiaries’ assets)) whether secured or unsecured other than (x) the Company’s obligations owed to the Purchaser, (y) indebtedness set forth on Schedule 6.11(I)(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, and (z) any indebtedness incurred in connection with the purchase of assets (other than equipment) in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, so long as any lien relating thereto shall only encumber the fixed assets so purchased and no other assets of the Company or any of its Subsidiaries; (ii) cancel any indebtedness owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by the Company or any Credit Party for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e);

(f) purchase or hold beneficially any Stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (x) travel advances, (y) loans to its and its

Subsidiaries’ officers and employees not exceeding at any one time an aggregate of $10,000, and (z) loans or advances to any Credit Parties (as used herein, “Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act));

(g) except for the commercialization agreement between the Company and the Parent as in effect on the date hereof enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms (as used herein (x) “Affiliate” means, with respect to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person or (b) any other Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and (y) “Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns); and

(h) sell, lease, transfer or otherwise dispose of any of its properties or assets, or any of the properties or assets of its Subsidiaries, except for (1) sales, leases, transfer or dispositions by any Credit Party to any other Credit Party, (2) the sale of Inventory (as defined in the Master Security Agreement) in the ordinary course of business and (3) the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment (as defined in the Master Security Agreement) and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to the Purchaser’s first priority security interest or are used to repay the Purchaser or to pay general corporate expenses, or (y) following the occurrence of an Event of Default (as defined in the Note) which continues to exist, the proceeds of which are remitted to the Purchaser to be held as cash collateral for the Obligations (as defined in each Security Document).

(II) The Company, without the prior written consent of the Purchaser, shall not, and shall not permit any of its Subsidiaries to, create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company or an international Subsidiary (which may have shareholders) and (ii) except for international Subsidiaries referenced in (i) above, each such Subsidiary becomes a party to each Security Document, (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and enters into a stock pledge agreement and a subsidiary guaranty, each in form and substance satisfactory to the Purchaser, and, to the extent required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date. It is agreed and understood that to the extent that any international Subsidiary that is created or acquired after the date hereof is a non-Credit Party (each, a “New Non-Credit Party Subsidiary”), the capitalization of such New Non-Credit Party Subsidiary shall come from sources other than the Company or any of its other Subsidiaries. Furthermore, the Company and its Subsidiaries (other than the New Non-Credit Party Subsidiaries) shall otherwise be prohibited from investing in, lending to, contributing and/or transferring any assets to and/or providing any form of financial assistance to, whether directly or indirectly, such New Non-Credit Party Subsidiary; provided that this prohibition does not limit the Company or a New Non-Credit Party Subsidiary from entering into a license agreement (to be negotiated on an arm’s length basis) to sell its instrumentation internationally on a cost plus basis.

6.12 Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company’s in-house legal counsel.

6.13 Margin Stock. The Company will not permit any of the proceeds of the Note to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Company as follows:

7.1 Confidentiality. The Purchaser will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.2 Non-Public Information. The Purchaser will not effect any sales in the shares of the Company’s Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

7.3 Limitation on Acquisition of Common Stock of the Company. Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and the Company, the Purchaser may not acquire stock in the Company (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Company, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest payable by the Company to the Purchaser not to qualify as “portfolio interest” within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”). The Stock Acquisition Limitation shall automatically become null and void without any notice to the Company upon the earlier to occur of either (a) the Company’s delivery to the Purchaser of a Notice of Prepayment (as defined in the Note) or (b) the existence of an

Event of Default (as defined in the Note) at a time when the average closing price of the Company’s common stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to $1.65.

8. Covenants of the Company and the Purchaser Regarding Indemnification.

8.1 Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Purchaser, each of the Purchaser’s officers, directors, agents, affiliates, control persons, and principal shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which result, arise out of or are based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and the Purchaser relating hereto or thereto.

8.2 Purchaser’s Indemnification. The Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which result, arise out of or are based upon: (i) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by the Purchaser of any covenant or undertaking to be performed by the Purchaser hereunder, or any other agreement entered into by the Company and the Purchaser relating hereto.

9. Intentionally Omitted.

10. Intentionally Omitted.

11. Miscellaneous.

11.1 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(b) THE PARTIES HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE

ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN EACH SECURITY DOCUMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN EACH SECURITY DOCUMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 11.9 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

11.2 Severability. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

11.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein and all rights to payment set forth in the Royalty Agreement shall survive the execution, delivery and termination of this Agreement and the Note and the making and repayment of the obligations arising hereunder, under the Note and under the other Related Agreements.

11.4 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. The Purchaser shall not be permitted to assign its rights hereunder or under any Related Agreement to a competitor of the Company unless an Event of Default (as defined in the Note) has occurred and is continuing.

11.5 Entire Agreement; Maximum Interest. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchaser and thus refunded to the Company.

11.6 Amendment and Waiver.

(a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

(b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

(c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

11.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a) upon personal delivery to the party to be notified;

(b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company, to:	Biovest International, Inc.
377 Plantation Street
Worcester, MA 01605
	Attention:	Chief Financial Officer
	Facsimile:	813-258-6912

with a copy to:	Nixon Peabody LLP
401 Ninth Street, N.W., Suite 900
Washington, DC 20004
	Attention:	Herbert F. Stevens, Esq.
	Facsimile:	202-585-8080

If to the Purchaser, to:	Valens U.S. SPV I, LLC
c/o Valens Capital Management LLC
335 Madison Avenue
10th Floor
New York, New York 10017
	Attention:	Portfolio Services
	Facsimile:	212-581-5037

With a copy to:	Scott J. Giordano, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
	Facsimile:	212-407-4990

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

11.9 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.11 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

11.12 Broker’s Fees. Except as set forth on Schedule 11.12 hereof, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

11.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed the NOTE PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASER:

BIOVEST INTERNATIONAL, INC.		VALENS U.S. SPV I, LLC

By:	/s/ Steven Arikian	By:	Valens Capital Management, LLC,
Name:	Steven Arikian, M.D.		its investment manager
Title:	Chairman & CEO

			By:	/s/ Patrick Regan
			Name:	Patrick Regan
			Title:	Authorized Signatory

SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

EXHIBIT A

FORM OF SECURED PROMISSORY NOTE

EXHIBIT B

FORM OF ESCROW AGREEMENT